                                                                     Exhibit 3.2

                                IMPAC GROUP, INC.
                                -----------------
                       AMENDED AND RESTATED B Y - L A W S
                       ----------------------------------

                               TABLE OF CONTENTS
                               -----------------

Article I. - General ............................................................1
          1.1.  Offices .........................................................1
          1.2.  Seal ............................................................1
          1.3.  Fiscal Year .....................................................1
Article 11. - Stockholders ......................................................1
          2.1.  Place of Meetings ...............................................1
          2.2.  Annual Meeting ..................................................1
          2.3.  Quorum ..........................................................2
          2.4.  Right to Vote: Proxies ..........................................2
          2.5.  Voting ..........................................................2
          2.6.  Notice of Annual Meetings .......................................3
          2.7.  Stockholders List ...............................................3
          2.8.  Special Meetings ................................................3
          2.9.  Notice of Special Meetings ......................................3
          2.10. Inspectors ......................................................4
          2.11. Stockholders' Consent in Lieu of Meeting ........................4
Article III. - Directors ........................................................5
          3.1.  Number of Directors .............................................5
          3.2.  Change in Number of Directors; Vacancies ........................5
          3.3.  Resignation .....................................................6
          3.4.  Removal .........................................................6
          3.5.  Place of Meetings and Books .....................................6
          3.6.  General Powers ..................................................6
          3.7.  Committees ......................................................6
          3.8.  Powers Denied to Committees .....................................7
          3.9.  Expenses and Compensation of Directors ..........................7
          3.10. Annual Meeting ..................................................7
          3.11. Regular Meetings ................................................8
          3.12. Special Meetings ................................................8
          3.13. Quorum ..........................................................8
          3.14. Telephonic Participation in Meetings ............................8
          3.15. Action by Consent ...............................................9
Article IV. - Officers ..........................................................9
          4.1.  Selection: Statutory Officers ...................................9
          4.2.  Additional Officers .............................................9
          4.3.  Terms of Office .................................................9
          4.4.  Compensation of Officers ........................................9
          4.5.  Chairman of the Board ...........................................9

                                     -ii-

          4.6.  President ......................................................9
          4.7.  Executive Vice Presidents and Vice Presidents ..................10
          4.8.  Treasurer ......................................................10
          4.9.  Secretary ......................................................10
          4.10. Assistant Secretary ............................................11
          4.11. Assistant Treasurer ............................................11
          4.12. Subordinate Officers ...........................................11
Article V. - Stock .............................................................11
          5.1.  Stock ..........................................................11
          5.2.  Fractional Share Interests .....................................12
          5.3.  Transfers of Stock .............................................12
          5.4.  Record Date ....................................................13
          a.5.  Transfer Agent and Registrar ...................................13
          5.6.  Dividends ......................................................13
          5.7.  Lost, Stolen or Destroyed Certificates .........................14
          5.8.  Inspection of Books ............................................14
Article VI. - Miscellaneous Management Provisions ..............................14
          6.1.  Checks, Drafts and Notes .......................................14
          6.2.  Notices ........................................................14
          6.3.  Conflict of Interest ...........................................15
          6.4.  Voting of Securities owned by this Corporation .................16
Article VII. - Indemnification .................................................16
          7.1.  Right to Indemnification .......................................16
          7.2.  Right of Indemnitee to Bring Suit ..............................17
          7.3.  Non-Exclusivity of Rights ......................................18
          7.4.  Insurance ......................................................18
          7.5.  Indemnification of Employees and Agents of the
          Corporation ..........................................................18
Article VIII. - Amendments .....................................................18
          8.1.  Amendments .....................................................18

                                                                       EXHIBIT E



                               IMPAC GROUP, INC.
                               -----------------
                         AMENDED AND RESTATED BY-LAWS
                         ----------------------------


     Notwithstanding any provision of these by-laws to the contrary, these by-laws shall be subject to, and in the case of any conflict or inconsistency, shall be controlled and overridden by, the terms of that certain Stockholder Agreement dated as of __________ __, 1998, by and among the Corporation and its stockholders (as amended and in effect from time to time, the "Stockholder
                                                               -----------
Agreement"), and by the terms of the Other Agreements as defined therein.
---------

                             Article I. - General.
                             --------------------

     1.1. Offices. The registered office shall be in the City of Wilmington,
          -------
County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     1.2. Seal. The seal of the Corporation, if any, shall be in the form of a
          ----
circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".

     1.3. Fiscal Year. The fiscal year of the Corporation shall be the period
          -----------
from January 1 through December 31.

                          Article II. - Stockholders.
                          --------------------------

     2.1. Place of Meetings. All meetings of the stockholders shall be held
          -----------------
wherever the Board of Directors shall from time to time determine, upon notice as hereinafter provided.

     2.2. Annual Meeting. The annual meeting of the stockholders shall be held
          --------------
each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors in accordance with the provisions of Section 3.1 of the Stockholder Agreement applicable at the time of such meeting and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where
notice is required by law, the Corporation's Restated Certificate of Incorporation (as amended and in effect from time to time, the "Certificate of
                                                                ----------- --
Incorporation"), or these by-laws.
-------------

     2.3. Quorum. At all meetings of the stockholders the holders of a majority
          ------
of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

     2.4. Right to Vote; Proxies. Each holder of a share or shares of capital
          ----------------------
stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized officer, director, employee or agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the "Delaware GCL").
                                          ------------

     2.5. Voting. At all meetings of stockholders, except as otherwise expressly
          ------
provided for by law, the Certificate of Incorporation, these bylaws or binding agreement among the stockholders, (a) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders, and (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise expressly provided by law, the Certificate of Incorporation, these by-laws, or binding agreement among the stockholders, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of the proxy.

     2.6. Notice of Annual Meetings. Written notice of the annual meeting of the
          -------------------------
stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Corporation at least ten (10) days (and not more than sixty (60) days) prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, of the class of stock owned by him, his post-office address and to notify said Secretary or transfer agent of any change therein.

     2.7. Stockholders' List. A complete list of the stockholders entitled to
          ------------------
vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice in the meeting, or, if not so specified, at the place where the meeting is to be held, at least ten days before such meeting, and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder for a purpose germane to the meeting.

     2.8. Special Meetings. Special meetings of the stockholders for any purpose
          ----------------
or purposes, unless otherwise provided by law, the Certificate of Incorporation, these by-laws, or binding agreement among the stockholders, may be called by (a) the Board of Directors, (b) the President, (c) the Majority Klearfold Holders (as defined in the Stockholder Agreement), (d) the Majority AGI Holders (as defined in the Stockholder Agreement), or (e) the Majority Heritage Holders (as defined in the Stockholder Agreement).

     2.9. Notice of Special Meetings. Written notice of a special meeting of
          --------------------------
stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten (10) nor more than sixty
(60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Corporation, and, if such special meeting is called pursuant to clauses (c)-(e) of (S)2.8 of these by-laws, also to the Corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

          2.10.   Inspectors.
                  ----------

                  (a) One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

                  (b) At any time at which the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the Delaware GCL with respect to inspectors of election and voting procedures shall apply in lieu of the provisions of paragraph (a) of this (S)2.10.

          2.11. Stockholders' Consent in Lieu of Meeting. Unless otherwise
                ----------------------------------------
provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes (in total numbers and by Type of shares, within the meaning of the Stockholder Agreement), that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the Stare of Delaware, or its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this (S)2.11 to the Corporation, written consents signed by a sufficient number of stockholders to take action under this (S) 2.11 are delivered to the Corporation in the manner required by this (S)2.11. The Corporation shall give prompt notice of the taking of action without a meeting by less than unanimous written consent to those stockholders who have not consented if writing.

                           Article III. - Directors.
                           ------------------------

          3.1. Number of Directors; Vacancies. The property and business of the
               ------------------------------
Corporation shall be managed by or under the direction of a board (the "Board of Directors" or "Board") comprising seven (7) directors, unless such number shall have been increased pursuant to and in accordance with Sections 3.1(c) or 3.1(e) of the Stockholder Agreement. Directors need not be stockholders, residents of Delaware or citizens of the United States. The directors shall be elected at the annual meeting of the stockholders in accordance with the provisions of Section 3.1 of the Stockholder Agreement applicable at the time of such meeting, and each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose or by stockholders' written consent or consents in lieu of a meeting, in each case in accordance with the provisions of Section 3.1 of the Stockholder Agreement applicable either (a) at the time of such special meeting, or (b) on the date upon which written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation, as the case may be. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, or otherwise, such director's replacement shall be designated and elected in accordance with the provisions of Section 3.1(c) of the Stockholder Agreement.

          3.2. Change in Number of Directors. The number of directors may be
               -----------------------------
increased in accordance with Section 3.1(e) of the Stockholder Agreement, and may otherwise only be changed by an amendment to these by-laws adopted in writing by the Majority AGI Holders, the Majority Klearfold Holders and the Majority Heritage Holders (each as defined in the Stockholder Agreement). If the number of directors is increased by an amendment to these by-laws adopted in writing by the Majority AGI Holders, the Majority Klearfold Holders and the Majority Heritage Holders, then, unless otherwise agreed by such stockholders, the additional directors may be elected at the annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose.

          3.3. Resignation. Any director of this Corporation may resign at any
               -----------
time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          3.4. Removal. Any director shall be removed, with or without cause by
               -------
action of the stockholders in accordance with Section 3.1(d) of the Stockholder Agreement if so instructed or requested by the stockholder or stockholders entitled to designate such director or a replacement for such director pursuant to Section 3.1(d) of the Stockholder Agreement, provided that written notice of such removal shall be given to such director and to the President or the Secretary of the Corporation.

          3.5. Place of Meetings and Books. The Board of Directors may hold
               ---------------------------
their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

          3.6. General Powers. In addition to the powers and authority expressly
               --------------
conferred upon them by these by-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

           3.7. Committees. The Board of Directors may designate one or more
                ----------
committees by resolution or resolutions passed by unanimous consent of the whole Board of Directors; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by law and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The act of a majority of the members of such committee shall be the act of the committee. Such committee may meet at stated times or on notice to all members of such committee by any of their own number. Vacancies in the membership of any such committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board.

          3.8. Powers Denied to Committees. Committees of the Board of Directors
               ---------------------------
shall not, in any event, have any power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the Delaware GCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend the by-laws of the Corporation. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware GCL, unless the resolution or resolutions of the whole Board of Directors designating such committee expressly so provides.

          3.9. Expenses and Compensation of Directors. The Board of Directors,
               --------------------------------------
acting on the recommendation of the President, shall have the power to fix the compensation, if any, to be paid to directors and members of committees of the Board. Directors shall be reimbursed their expenses, if any, of attendance at each meeting of the Board or committee of the Board.

          3.10. Annual Meeting. The newly elected Board of Directors may meet at
                --------------
such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the directors.

          3.11. Regular Meetings. Regular meetings of the Board of Directors may
                ----------------
be held without notice at such time and place as shall from time to time be determined by the Board.

          3.12. Special Meetings. Special meetings of the Board of Directors may
                ----------------
be called by the Chairman of the Board or the President on at least forty-eight
(48) hours notice to each of the directors, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of all of the directors: special meetings of the Board of Directors shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

          3.13.    Quorum.
                   ------

                   (a) So long as the Board of Directors has no more than seven
          (7) members, at all meetings of the Board of Directors, six (6) directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by law, by the Certificate of Incorporation, or by these by-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, such meeting shall be adjourned and each of the directors notified by telephone and written telecommunication of the date and time of which such meeting is to be reconvened, which shall be not less than forty-eight (48) hours following the time of the originally-scheduled meeting of the Board of Directors, and at such reconvened meeting the quorum of the Board of Directors shall constitute four (4) directors, provided that,
                                                                  --------
          if at the time of such meeting the Board of Directors is constituted pursuant to and in accordance with the provisions of Section 3.1(b) of the Stockholder Agreement, then, in order to constitute a quorum, the number of Heritage Directors (as defined in the Stockholder Agreement) present at any such meeting

          (including any such reconvened meeting) must exceed the number of Non-Heritage Directors as defined in the Stockholder Agreement) so present.

                   (b) So long as the Board of Directors has more than seven (7) members, at all meetings of the Board of Directors, one less than the then-applicable aggregate number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by law, by the Certificate of Incorporation, or by these bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, such meeting shall be adjourned and each of the directors notified by telephone and written telecommunication of the date and time of which such meeting is to be reconvened, which shall be not less than forty-eight (48) hours following the time of the originally-scheduled meeting of the Board of Directors, and at such reconvened meeting the quorum of the Board of Directors shall constitute one-half of the then-applicable aggregate number of directors, rounded up, if necessary, to the next whole number.

          3.14. Telephonic Participation in Meetings. Members of the Board of
                ------------------------------------
Directors or any committee designated by the Board may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
(S)3.14 shall constitute presence in person at such meeting.

          3.15.  Action by Consent. Unless otherwise restricted by law, the
                 -----------------
Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                             Article IV. - Officers.
                             ----------------------

          4.1. Selection: Statutory Officers. The officers of the Corporation
               -----------------------------
shall be chosen by the Board of Directors, based on the recommendation of the President (other than with respect to the office of President). There shall be a President, a Secretary and a Treasurer, and there may be one or more Executive Vice Presidents, one or more Vice Presidents one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person. None of said officers need be a director.

         4.2. Additional Officers. The Board of Directors based on the
              -------------------
recommendation of the President may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board based on the recommendation of the President.

         4.3. Terms of Office. Each officer of the Corporation shall hold office
              ---------------
until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, based on the recommendation of the President (other than with respect to the office of President).

         4.4. Compensation of Officers. The Board of Directors, based on the
              ------------------------
recommendation of the President (other than with respect to the office of President), shall have power to fix the compensation of all officers of the Corporation, and may authorize the President to fix the compensation of subordinate officers.

         4.5. President. The President shall be the chief executive officer of
              ---------
the Corporation and shall preside at all meetings of stockholders and all meetings of the Board of Directors. Under the supervision of the Board of Directors, the President shall have the general control and management of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer any specific power, except such as may by statute or contract exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President of the Corporation, and such other duties as may be assigned to him from time to time by the Board of Directors.

         4.6. Executive Vice Presidents and Vice Presidents. The Executive Vice
              ---------------------------------------------
Presidents and Vice Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the President. The Board of Directors may, upon recommendation of the President, designate any Vice President as an Executive Vice President.

     4.7. Treasurer. The Treasurer shall be the Chief Financial Officer and
          ---------
shall have the care and custody of all the funds and securities of the Corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors, or the President may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. He may sign all receipts and vouchers for the payments made to the Corporation. He shall render an account of his transactions to the Board of Directors as often as the Board shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received or paid on account of the Corporation. He shall perform all acts incident to the position of Treasurer of a corporation, subject to the control of the Board of Directors and the President. He shall, when requested pursuant to a vote of the Board of Directors, give a bond to the Corporation to secure the faithful performance of his duties, the expense of which bond shall be borne by the Corporation. In the absence or inability to act of the President, the Treasurer shall have and possess all of the power and discharge all of the duties of the President, subject to the control of the Board of Directors.

     4.8. Secretary. The Secretary shall keep the minutes of all meetings of the
          ---------
Board of Directors and of the stockholders: he shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto, and may affix the seal of the Corporation to certificates of shares of capital stock of the Corporation. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all of the duties of the Secretary of a corporation, subject to the control of the Board of Directors and the President.

     4.9. Assistant Secretary. The Board of Directors, based on the
          -------------------
recommendation of the President, or the President and any one other officer of the Corporation, acting jointly, may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties, as any of the Board, the President, the Treasurer, or the Secretary may designate.

     4.10. Assistant Treasurer. The Board of Directors, based on the
           -------------------
recommendation of the President, or the President and any one other officer of the Corporation, acting jointly, may appoint or remove one or more Assistant Treasurers of the Corporation. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties, as any of the Board, the President, the Treasurer, or the Secretary may designate.

     4.11. Subordinate Officers. The Board of Directors, based on the
           --------------------
recommendation of the President, may select such subordinate officers of the Corporation as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may authorize the President to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                              Article V. - Stock.
                              ------------------

     5.1. Stock. Each stockholder shall be entitled to a certificate or
          -----
certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (a) either the President or a Vice President, and
(b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The corporate seal of the Corporation may, but is not required to, be affixed to such certificate. If such certificate is Countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not so ceased to be such officer or officers of the Corporation.

     5.2. Fractional Share Interests. The Corporation may, but shall not be
          --------------------------
required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     5.3. Transfers of Stock. Subject to any transfer restrictions then in
          ------------------
force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice whereof save as experience provided by the laws of Delaware.

     5.4. Record Date. For the purpose of determining the stockholders entitled
          -----------
to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held: the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          5.5. Transfer Agent and Registrar. The Board of Directors may appoint
               ----------------------------
one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

          5.6. Dividends.
               ---------

                   (a) Power to Declare. Dividends upon the capital stock of the
                       ----------------
          Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.

                   (b) Reserves. Before payment of any dividend, there may be
                       --------
          set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

          5.7. Lost, Stolen or Destroyed Certificates. No certificates for
               --------------------------------------
shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

          5.8. Inspection of Books. The stockholders of the Corporation, by a
               -------------------
majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act. the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

          Article VI. - Miscellaneous Management Provisions.
          -------------------------------------------------

          6.1. Checks, Drafts and Notes. All checks, drafts or orders for the
               ------------------------
payment of money, and all notes and acceptances of the Corporation, shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

          6.2. Notices.
               -------

                 (a) All notices, requests, payments, instructions, or other documents to be given to directors or officers may, and all notices, requests, payments, instructions, or other documents to be given to stockholders shall, be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five (5) business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed, if to the Corporation or to a director or officer of the Corporation, to the Corporation's then principal executive office, or if to any stockholder, to such stockholder at his or its address as it appears in the stock records of the Corporation (or to such other address as the recipient party may have furnished to the sending party for the purpose of receiving notices). Notice to directors or officers may also be given orally, by telephone or in person.

                   (b) Whenever any notice is required to be given under the provisions of law, of the Certificate of Incorporation or of these bylaws, a written waiver of notices signed by the person or persons entitled to said notice, whether before or after the time stated therein for the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          6.3. Conflict of Interest. No contract or transaction between the
               --------------------
Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, thereof which authorized the contract or transaction and the Board or such committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors or committee members, even though the disinterested directors or committee members constitute less than a quorum: or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a duly-authorized committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction.

          6.4. Voting of Securities owned by this Corporation. Subject always to
               ----------------------------------------------
the specific directions, if any, of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other corporation by the President of this Corporation, if he is present at such meeting, or in his absence by the Treasurer of this Corporation, if he is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for this Corporation to execute a proxy or written consent in respect of any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

                         Article VII. - Indemnification.
                         ------------------------------

         7.1. Right to Indemnification. Each person who was or is made a party
              ------------------------
or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the
 ----------
Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such
                                         ----------
proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the "Delaware Law"), against all
                                                -------- ---
expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators: provided, however, that, except as provided in (S)7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of
                              ----------- --

Expenses") provided, however, that, if the Delaware Law so requires, an
--------
Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on
                                                   -----------
behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not
                            ----- ------------
entitled to be indemnified for such expenses under this Article 7 or otherwise.

          7.2. Right of Indemnitee to Bring Suit. If a claim under (S)7.1 hereof
               ---------------------------------
is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and
(ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including the Board of Directors, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including the Board of Directors, its independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this
Article 7 or otherwise shall be on the Corporation.

         7.3. Non-Exclusivity of Rights. The rights to indemnification and to
              -------------------------
the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         7.4. Insurance. The Corporation may maintain insurance, at its expense,
              ---------
to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

         7.5. Indemnification of Employees and Agents of the Corporation. The
              ----------------------------------------------------------
Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

                           Article VIII. - Amendments.
                           --------------------------

         8.1. Amendments. The by-laws of the Corporation may be altered, amended
              ----------
or repealed only with the written consent of the Majority AGI Holders, the Majority Klearfold Holders and the Majority Heritage Holders, as each of such terms is defined in the Stockholder Agreement.